Exhibit 99.1

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING ANNOUNCES EXERCISE AND CLOSING OF GREENSHOE OPTION IN FIRST-EVER U.S. DUAL TRANCHE EQUITY/CONVERT OFFERING FOR A GAMING OPERATOR

WYOMISSING, Pa., May 19, 2020 -- Penn National Gaming, Inc. (PENN: Nasdaq) (“Penn National” or the “Company”) today announced that the underwriters of the Company’s recently completed public offering of common stock, par value $0.01 per share (the “Common Stock”) and 2.75% Convertible Senior Notes due 2026 (the “Convertible Notes”) have exercised their options to acquire additional shares of Common Stock and Convertible Notes, together valued at approximately $75 million. Combined with the previously announced public offering, this amount equates to an approximately $675 million dollar capital raise and is the first-ever U.S. dual tranche equity/convert offering for a gaming operator.

As a result of the option exercises, together with the 16,666,667 shares of Common Stock and the $300 million aggregate principal amount of Convertible Notes previously issued in the underwritten public offering on May 14, 2020, the Company has now completed the issuance in the offering of a total of (i) 19,166,667 aggregate shares of Common Stock, at a price to the public of $18.00 per share, for gross proceeds of approximately $345 million and (ii) $330,495,000 aggregate principal amount of Convertible Notes.

As previously disclosed, the Company expects to use the net proceeds from the offering for general corporate purposes that will significantly enhance its liquidity while providing the Company with the flexibility to invest in its unique omni-channel growth strategy, powered by its partnership with Barstool Sports.

Goldman Sachs & Co. LLC and BofA Securities acted as joint book-running managers and representatives of the underwriters, and J.P. Morgan, Fifth Third Securities and Wells Fargo Securities also served as book-running managers for the offering of Common Stock (the “Common Stock Offering”) and the offering of Convertible Notes (the “Convertible Notes Offering”). Barclays, BTIG, Citizens Capital Markets, Macquarie Capital, Morgan Stanley, Stifel, SunTrust Robinson Humphrey and TD Securities acted as co-managers for the Common Stock Offering. Barclays, Citizens Capital Markets, Macquarie Capital, Morgan Stanley, Stifel, SunTrust Robinson Humphrey, TD Securities and US Bancorp acted as co-managers for the Convertible Notes Offering. A shelf registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission (“SEC”) and has become effective. Each of the Common Stock Offering and the Convertible Notes Offering were made by means of a prospectus supplement and an accompanying base prospectus. The preliminary and final prospectus supplements and accompanying base prospectus relating to each of the Common Stock Offering and the Convertible Notes Offering were filed with the SEC and are available on the SEC’s website at www.sec.gov. Copies of the preliminary and final prospectus supplements and accompanying base prospectus relating to the Common Stock Offering and the Convertible Notes Offering may be obtained from Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Prospectus Department, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com or BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attention: Prospectus Department, or via email: dg.prospectus_requests@bofa.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any share of common stock, any Convertible Notes or any other security and shall not constitute any offer, solicitation or sale in any jurisdiction in which such offer, solicitation, purchase or sale is unlawful. Before investing, please read the applicable prospectus supplement and accompanying base prospectus and other documents Penn National has filed with the SEC for more complete information about Penn National.

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About Penn National Gaming

With the nation’s largest and most diversified regional gaming footprint, including 41 properties across 19 states, Penn National continues to evolve into a highly innovative omni-channel provider of retail and online gaming, live racing and sports betting entertainment. The Company’s properties feature approximately 50,000 gaming machines, 1,300 table games and 8,800 hotel rooms and operate under various well-known brands, including Hollywood, Ameristar and L’Auberge. Our wholly-owned interactive division, Penn Interactive, operates retail sports betting across the Company’s portfolio, as well as online social casino, bingo and iCasino products. In February 2020, Penn National entered into a strategic partnership with Barstool Sports, pursuant to which Barstool agreed to exclusively promote the Company’s land-based and online casinos and sports betting products, including the Barstool Sportsbook mobile app, to its national audience of over 66 million. The Company’s omni-channel approach is bolstered by the mychoice loyalty program, which rewards and recognizes its over 20 million members for their loyalty to both retail and online gaming and sports betting products with the most dynamic set of offers, experiences and service levels in the industry.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business.

Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to, risks related to the following: (a) the anticipated use of proceeds from the Common Stock Offering and the Convertible Notes Offering; (b) the magnitude and duration of the impact of the COVID-19 pandemic on capital markets, general economic conditions, unemployment, consumer spending and the Company’s liquidity, financial condition, supply chain, operations and personnel; (c) industry, market, economic, political, regulatory and health conditions; (d) disruptions in operations from data protection breaches, cyberattacks, extreme weather conditions, medical epidemics or pandemics such as COVID-19, and other natural or manmade disasters or catastrophic events; (e) the reopening of the Company’s gaming properties are subject to various conditions, including numerous regulatory approvals and potential delays and operational restrictions; (f) our ability to access additional capital on favorable terms or at all; (g) our ability to remain in compliance with the financial covenants of our debt obligations; (h) the consummation of the proposed Morgantown and Perryville transactions with GLPI are subject to various conditions, including third-party agreements and approvals, and accordingly may be delayed or may not occur at all; (i) actions to reduce costs and improve efficiencies to mitigate losses as a result of the COVID-19 pandemic could negatively impact guest loyalty and our ability to attract and retain employees; (j) the outcome of any legal proceedings that may be instituted against the Company or its directors, officers or employees; (k) the impact of new or changes in current laws, regulations, rules or other industry standards; (l) the ability of our operating teams to drive revenue and margins; (m) the impact of significant competition from other gaming and entertainment operations; (n) our ability to obtain timely regulatory approvals required to own, develop and/or operate our properties, or other delays, approvals or impediments to completing our planned acquisitions or projects, construction factors, including delays, and increased costs; (o) the passage of state, federal or local legislation (including referenda) that would expand, restrict, further tax, prevent or negatively impact operations in or adjacent to the jurisdictions in which we do or seek to do business (such as a smoking ban at any of our properties or the award of additional gaming licenses or new forms of gaming in states we operate in or proximate to our properties, as recently occurred with Illinois and Pennsylvania legislation); (p) the effects of local and national economic, credit, capital market, housing, and energy conditions on the economy in general and on the gaming and lodging industries in particular; (q) the activities of our competitors (commercial and tribal) and the rapid emergence of new competitors (traditional, internet, social, sweepstakes based and VGTs in bars and truck stops); (r) increases in the effective rate of taxation for any of our operations or at the corporate level; (s) our ability to identify attractive acquisition and development opportunities (especially in new business lines) and to agree to terms with, and maintain good relationships with partners/municipalities for such transactions; (t) the costs and risks involved in the pursuit of such opportunities and our ability to complete the acquisition or development of, and achieve the expected returns from, such opportunities; (u) our expectations for the continued availability and cost of capital; (v) the impact of weather, including flooding, hurricanes and tornadoes; (w) changes in accounting standards; (x) the risk of failing to maintain the integrity of our information technology infrastructure and safeguard our business, employee and customer data (particularly as our iGaming division grows); (y) with respect to our iGaming and sports betting endeavors, the impact of significant competition from other companies for online sports betting, iGaming and sportsbooks, our ability to achieve the expected financial returns related to our investment in Barstool Sports, our ability to obtain timely regulatory approvals required to own, develop and/or operate sportsbooks may be delayed and there may be impediments and increased costs to launching the online betting, iGaming and sportsbooks, including delays, and increased costs, intellectual property and legal and regulatory challenges, as well as our ability to successfully develop innovative products that attract and retain a significant number of players in order to grow our revenues and earnings, our ability to establish key partnerships, our ability to generate meaningful returns and the risks inherent in any new business; (z) with respect to our proposed Pennsylvania Category 4 casinos in York and Berks counties, risks relating to construction, and our ability to achieve our expected budgets, timelines and investment returns, including the ultimate location of other gaming properties in the Commonwealth of Pennsylvania; and (aa) other factors included in “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

CONTACTS:

General Media Inquiries:

Eric Schippers, Sr. Vice President, Public Affairs

Penn National Gaming

610/373-2400

Financial Media and Analyst Inquiries:

Justin Sebastiano, Sr. Vice President of Finance and Treasurer

Penn National Gaming

610/373-2400

Joseph N. Jaffoni, Richard Land

JCIR

212/835-8500 or penn@jcir.com